UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2014

Commission File Number: 001-32984

MICROELECTRONICS TECHNOLOGY COMPANY

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

(IRS Employer Identification No.)

20-2675800

500 N. Rainbow Blvd.

Las Vegas, Nevada 89107

 (Address of principal executive offices)

(702) 221-1938

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – Other Information.

On December 16, 2014, Microelectronics Technology Company (the “Company”) announced that the Company’s Board of Directors had declared a preferred stock dividend payable to the holders of its common stock of record on January 16, 2015.  Those shares of that preferred stock will be distributed on the following basis: each holder of the Company’s common stock shall be issued one (1) share of preferred stock for every five million (5,000,000) shares of the Company’s common stock held by that holder on the record date, January 16, 2015.  Each share of that preferred stock will be convertible into one hundred thousand (100,000) shares of the Company’s common stock after twelve (12) months of issue.

The anticipated date of issuance of those shares of the Company’s preferred stock is February 16, 2015.

Those shares of that preferred stock will have no voting power until converted into shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2014

MICROELECTRONICS TECHNOLOGY COMPANY

By: /s/Brett Everett, Director

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